Exhibit 10.12

REHABILICARE INC.
NON-INCENTIVE STOCK OPTION AGREEMENT

          THIS AGREEMENT, made this 12th day of August 2002, by and between Rehabilicare Inc., a Minnesota corporation (“the Company”), and Dan Gladney (“Employee”).

          WHEREAS, the Company wishes to grant this stock option to Employee.

          NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto hereby agree as follows:

          1. Grant of Option

          The Company hereby grants to Employee, on the date set forth above, the right and option (hereinafter called “the option”) to purchase all or any part of an aggregate of 250,000 shares of Common Stock, $.10 par value, at the price of $3.579 per share on the terms and conditions set forth herein. This option is not intended to be an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

          2. Duration and Exercisability

          (a) Except as provided in paragraphs (c) below, this option may not be exercised by Employee until the expiration of one (1) year from the date of this Agreement and shall become exercisable on the first anniversary of the date hereof with respect to 25% of the shares subject to this option (as set forth in paragraph 1 above) and with respect to an additional cumulative 25% of the shares subject to this option on the anniversary of the date hereof in of each year thereafter until the fourth anniversary of the date hereof when this option shall be exercisable in full. This option shall terminate in all events seven (7) years after the date of this Agreement.

          (b) During the lifetime of Employee, the option shall be exercisable only by Employee and shall not be assignable or transferable by Employee, other than by will or the laws of descent and distribution; provided, however, that if, in the reasonable judgment of the Compensation Committee of the Company, the transfer of this Option to a Family Member (as such term is defined in the General Instructions to Form S-8 (or successor to such Instructions or such Form) contained in the Securities Act of 1933, as amended), or the subsequent exercise of the Option by the Family Member rather than the Employee, would not result in any adverse tax or accounting consequences to the Company, and subject to such requirements as the Company may reasonably impose, including, but not limited, to the requirement that the Family Member acknowledge in writing that the Family Member accepts the same subject to all of the terms and conditions of this Agreement, Employee may, upon notice to the Compensation Committee, so transfer this Option, or any part thereof, to a Family Member, provided further that the Employee may not receive any consideration for such transfer, and the Family Member may not make any subsequent transfers other than by will or by the laws of descent..

          (c) Notwithstanding the installment exercise provision set forth in paragraph (a) above and subject to the other terms and conditions set forth herein (including subsection 2(d)), this option may be exercised as to 100% of the shares of Common Stock of the Company for which this option was granted on the date of a “Change of Control” as hereinafter defined. For purposes hereof, a “Change in Control” shall mean:

(i) the public announcement (which, for purposes of this definition, shall include, without limitation, a report filed pursuant to Section 13(d) of the Exchange Act) by the Company or any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) that such person has become the “beneficial owner” (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities;

(ii) the commencement of or public announcement of an intention to make a tender or exchange offer for 51% or more of the then outstanding shares of Common Stock of the Company;

(iii) individuals who at the date hereof constitute the Board of Directors of the Company cease to constitute a majority thereof, provided that such change is the direct or indirect result of a proxy fight and contested election for positions on the Board; or

(iii) the majority of the Board of Directors determine in their sole and absolute discretion that there has been a change in control of the Company.

          (d) Notwithstanding subsection 2(c) above, in the event (i) of any reorganization, sale, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Common Stock or other securities of the Company or any other similar corporate transaction or event or (ii) the Company shall enter into a written agreement to undergo such a transaction or event, the Company may, in its sole discretion, cancel any or all of the unexercised portion of the Option and pay to Employee, in cash, the value of the unexercised portion of the Option based upon the price per share of capital stock received or to be received by other shareholders of the Company in such event.

          3. Effect of Termination of Employment

          (a) In the event that Employee shall cease to be employed by the Company for any reason other than Employee’s gross and willful misconduct or Employee’s death, Employee shall have the right to exercise the option at any time within ninety days after such termination of employment to the extent of the full number of shares Employee was entitled to purchase under the option on the date of termination, subject to the condition that no option shall be exercisable after the expiration of the term of the option.

          (b) In the event that Employee shall cease to be employed by the Company by reason of Employee’s gross and willful misconduct during the course of employment, including but not limited to wrongful appropriation of the Company funds or the commission of a gross misdemeanor or felony, the option shall be terminated as of the date of the misconduct.

          (c) If Employee shall die while in the employ of the Company or within ninety days after termination of employment for any reason other than gross and willful misconduct or become disabled (within the meaning of Code Section 105(d)(4)) while in the employ of the Company and Employee shall not have fully exercised the option, the option may be exercised at any time within twelve months after Employee’s death or disability by the personal representatives or administrators, or if applicable guardian, of Employee or by any person or persons to whom the option is transferred by will or the applicable laws of descent and distribution, to the extent of the full number of shares Employee was entitled to purchase under the option on the date of death, disability or termination of employment, if earlier, and subject to the condition that no option shall be exercisable after the expiration of the term of the option.

          4. Manner of Exercise

          (a) The option can be exercised only by Employee or other proper party by delivering within the option period written notice to the Company at its principal office. The notice shall state the number of shares as to which the option is being exercised and be accompanied by payment in full of the option price for all shares designated in the notice.

          (b) Employee may pay the option price by check (bank check, certified check or personal check) or with the approval of the Company by delivering to the Company for cancellation Common Stock of the Company with a fair market value equal to the option price; provided, however, that Employee shall not be entitled to tender shares of the Company’s Common Stock pursuant to successive, substantially simultaneous exercises of this option or any other stock option of the Company. For these purposes, the fair market value of the Company’s Common Stock shall be as reasonably determined by the Company but shall not be less than, if applicable, (i) the closing price of the stock as reported for composite transactions, if the Common Stock is then traded on a national securities exchange, (ii) the last sale price if the Common Stock is then quoted on the NASDAQ National Market System or (iii) the average of the closing representative bid and asked prices of the Common Stock as reported on NASDAQ on the date as of which fair market value is being determined.

          5. Miscellaneous

          (a) This Agreement shall not confer on Employee any right with respect to continuance of employment by the Company or any of its subsidiaries, nor will it interfere in any way with the right of the Company to terminate such employment at any time. Employee shall have none of the rights of a shareholder with respect to shares subject to this option until such shares shall have been issued to Employee upon exercise of this option.

          (b) The exercise of all or any parts of this option shall only be effective at such time that the sale of Common Stock pursuant to such exercise will not violate any state or federal securities or other laws.

           (c) If Employee exercises all or any portion of the option subsequent to any change in the number or character of the Common Stock of the Company (through merger, consolidation, reorganization, recapitalization, stock dividend or otherwise), and subject to the provisions of Section 2(d), Employee shall then receive for the aggregate price paid by Employee on such exercise of the option, the number and type of securities or other consideration which Employee would have received if such option had been exercised prior to the event changing the number or character of outstanding shares.

          (d) The Company shall at all times during the term of the option reserve and keep available such number of shares as will be sufficient to satisfy the requirements of this Agreement.

          (e) In order to provide the Company with the opportunity to claim the benefit of any income tax deduction which may be available to it upon the exercise of the option, and in order to comply with all applicable federal or state income tax laws or regulations, the Company may take such action as it deems appropriate to insure that, if necessary, all applicable federal or state payroll, withholding, income or other taxes are withheld or collected from Employee. Employee may elect to satisfy any federal and state income tax withholding obligations upon exercise of the option by (i) having the Company withhold a portion of its Common Stock otherwise to be delivered upon exercise of the option having a fair market value equal to the amount of federal and state income tax required to be withheld upon such exercise, or (ii) delivering to the Company shares of its Common Stock other than the shares issuable upon exercise of the option with a fair market value equal to such taxes.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day and year first above written.

REHABILICARE INC.

By	/s/ John H. P. Maley

	Its	Chairman of the Board

/s/ Dan W. Gladney

Employee

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